Exhibit 99.1

Report of Independent Auditors

The Board of Directors and Stockholders

Soylent Nutrition, Inc.

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of Soylent Nutrition, Inc., which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Soylent Nutrition, Inc. as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Soylent Nutrition, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter – Change in Accounting Principle

As discussed in Note 2 to the financial statements, in 2022, Soylent Nutrition, Inc. adopted new accounting guidance Accounting Standards Codification Topic 842, Leases. Our opinion is not modified with respect to these matters.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Soylent Nutrition, Inc.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

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Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Soylent Nutrition, Inc.’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Soylent Nutrition, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Moss Adams LLP

Los Angeles, California
April 7, 2023

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Financial Statements

Soylent Nutrition, Inc.

Balance Sheets (In Thousands, Except Share Data)

December 31, 2022 and 2021

	2022	2021

ASSETS

CURRENT ASSETS

Cash and cash equivalents	$3,009	$7,769
Accounts receivable, net	8,269	5,512
Inventories	13,181	6,876
Prepaid expenses and other current assets	849	429

Total current assets	25,308	20,586

PROPERTY AND EQUIPMENT
Property and equipment	191	208
Less: accumulated depreciation	(182)	(192)

Property and equipment, net	9	16

INTANGIBLE ASSETS, net	122	139

OTHER ASSETS	35	-

Total assets	$25,474	$20,741

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$7,681	$2,539
Accrued expenses	458	949
Payroll liabilities	519	926
Deferred revenue	50	635
Current portion of loan payable	-	340

Total current liabilities	8,708	5,389

LOAN PAYABLE, net of current portion	-	425

Total liabilities	8,708	5,814

COMMITMENTS AND CONTINGENCIES (NOTE 8)

CONVERTIBLE PREFERRED STOCK
Preferred stock $0.000001 par value (shares authorized, issued and outstanding of 41,096,182 shares, of which 19,437,097 are Series A Preferred Stock and 21,659,085 are Series B Preferred Stock)	71,817	71,817

Total convertible preferred stock	71,817	71,817

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock $0.000001 par value (shares authorized 175,000,000; shares issued and outstanding 106,916,091 and 104,529,961)	-	-
Additional paid-in-capital	867	668
Accumulated deficit	(55,918)	(57,558)

Total stockholders’ equity	16,766	14,927

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$25,474	$20,741

See accompanying notes.

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Soylent Nutrition, Inc.

Statements of Income (In Thousands)

Years Ended December 31, 2022 and 2021

	2022	2021

NET REVENUES	$48,002	$50,017

COST OF GOODS SOLD	24,904	24,658

Gross profit	23,098	25,359

OPERATING EXPENSES
General and administrative	10,385	11,289
Sales and marketing	12,316	11,259

Total operating expenses	22,701	22,548

INCOME FROM OPERATIONS	397	2,811

OTHER INCOME
Forgiveness of loan payable	765	1,855
Other income	513	97

Total other income	1,278	1,952

INCOME BEFORE INCOME TAXES	1,675	4,763

PROVISION FOR INCOME TAXES	(35)	-

NET INCOME	$1,640	$4,763

See accompanying notes.

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Soylent Nutrition, Inc.

Statements of Convertible Preferred Stock and Stockholders’ Equity (Deficit)

(In Thousands, Except Share Data)

Years Ended December 31, 2022 and 2021

	Convertible Preferred Stock		Stockholders’ Equity (Deficit)
					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

BALANCE, December 31, 2020	41,096,182	$71,817	104,529,961	$-	$287	$(62,309)	$9,795

Net income	-	-	-	-	-	4,751	4,751
Stock-based compensation	-	-	-	-	381	-	381

BALANCE, December 31, 2021	41,096,182	71,817	104,529,961	-	668	(57,558)	14,927

Net income	-	-	-	-	-	1,640	1,640
Exercise of common stock options	-	-	2,386,130	-	24	-	24
Stock-based compensation	-	-	-	-	175	-	175

BALANCE, December 31, 2022	41,096,182	$71,817	106,916,091	$-	$867	$(55,918)	$16,766

See accompanying notes.

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Soylent Nutrition, Inc.

Statements of Cash Flows (In Thousands)

Years Ended December 31, 2022 and 2021

	2022	2021
NET CASH FROM OPERATING ACTIVITIES
Net income	$1,640	$4,751
Adjustments to reconcile net income to net cash provided (used) for operating activities
Depreciation and amortization	24	42
Stock-based compensation	175	381
Forgiveness of loan payable	(765)	(1,855)
Net change in operating assets and liabilities
Accounts receivable	(2,757)	(2,423)
Inventories	(6,305)	846
Prepaid expenses and other current assets	(455)	(55)
Accounts payable	5,142	(931)
Accrued expenses and other current liabilities	(898)	(435)
Deferred revenue	(585)	153

Net cash from operating activities	(4,784)	474

NET CASH FROM INVESTING ACTIVITIES
Purchases of property and equipment and intangible assets	-	(12)

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock options exercises	24	-
Proceeds from loan payable	-	765
Net cash from financing activities	24	765

NET CHANGE IN CASH	(4,760)	1,227

CASH, beginning of year	7,769	6,542

CASH, end of year	$3,009	$7,769

See accompanying notes.

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Soylent Nutrition, Inc.

Notes to Financial Statements (In Thousands, Except Share Data)

Note 1 – Nature of Business

Rosa Foods, Inc. was a Delaware corporation, incorporated on May 12, 2012. On April 11, 2019, the Company changed its name to Soylent Nutrition, Inc. (the “Company”).

The Company is the developer and distributor of nutritionally complete foods. The Company’s first product was a powder, which launched in 2014. A liquid version of the product was launched in 2015, and various flavors have also been introduced in the succeeding years. The Company markets and sells its products in the United States of America and Canada. The majority of sales are generated through the Company’s e-commerce website and through a major online distributor. The remaining sales are generated through various retail outlets.

Note 2 – Summary of Significant Accounting Policies

Basis of presentation – The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of estimates – The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates are based on historical experience and other assumptions that management believes to be reasonable, the results of which form the basis of making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates. Significant accounting estimates made by the Company include reserves for sales returns and credit card chargebacks, useful lives of property and equipment, valuation of deferred taxes, and the valuation of the fair value of common stock, preferred stock, and stock options.

Revenue recognition – In accordance with Accounting Standards Codification 606, revenue is recognized when the transaction price is determinable, performance obligation(s) are met, and control of the promised goods is transferred, in an amount that reflects the consideration in exchange for the goods sold. Estimates for returns and allowances are recorded as reductions of revenue in the period of sale. Revenue from e-commerce sales is recognized when the merchandise is shipped to the customer and excludes sales taxes. The Company accrues for sales taxes that have been collected from customers but have not yet been remitted to the respective government agencies in accrued expenses.

Online customer orders – Revenues for online customer orders are recorded net of returns and discounts. Online returns and online discounts were $100 and $2,887 for the year ended December 31, 2022, respectively. Online returns and online discounts were $187 and $880 for the year ended December 31, 2021, respectively. The Company routinely offers sales discounts through various programs to its customers and consumers. These programs include discounts for subscriptions and other various coupons.

Retail customer orders – The Company sells to its major online distributor and to its various retail outlets based on purchase orders placed by these customers.

Revenues for retail customers are recorded net of returns and cooperative advertising of $7,998 and $9,460 for the years ended December 31, 2022 and 2021, respectively.

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Soylent Nutrition, Inc.

Notes to Financial Statements (In Thousands, Except Share Data)

Cash and cash equivalents – The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are generally overnight money market investments. The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company mitigates its risk by placing funds with high credit quality financial institutions and, consequently, the Company believes it is not exposed to any significant risk on its cash balances.

Financial instruments and credit risk concentration – Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash accounts receivable. The concentration of credit risk is composed of two customers in 2022 and 2021. The Company performs routine credit evaluations of its customers’ financial condition.

The Company’s cash balances are held in financial institutions insured by the Federal Deposit Insurance Corporation up to $250,000. The Company had $2,477,697 and $7,032,721 of cash balances in excess of insured limits at December 31, 2022 and 2021, respectively. Balances are held at high credit quality institutions and management believes the potential for losses on uninsured balances to be remote.

Accounts receivable – The Company provides credit to its wholesale customers with credit terms ranging from 30–60 days, and records accounts receivable at net realizable value. This value includes a reduction to the wholesale price for agreed-upon deductions, including cooperative advertising allowances and return allowances. As of December 31, 2022 and 2021, the Company had accounts receivable of $8,269 and $5,512, respectively. The Company has no allowance for doubtful accounts as of December 31, 2022 and 2021. The balance in accounts receivable as of January 1, 2021, was $3,089.

Inventories – Inventories are stated at the lower of cost (determined by the first-in, first-out method) or net realizable value. Inventory is comprised of finished goods. The finished goods are produced by third-party contract manufacturers. The Company only values inventory that it is currently selling, and all older inventory products are written off. As of December 31, 2022 and 2021, the Company had a provision for excess and obsolete inventory of $50 and $212, respectively.

Cost of goods sold also includes the cost to move finished goods from the third-party manufacturers to the Company’s third-party warehouses.

Prepaid expenses and other current assets – Prepaid expenses and other current assets primarily include prepayments made for insurance and hosted software licenses and other non-trade receivables.

Selling and marketing expenses – Selling and marketing expenses are primarily comprised of marketing expenses, selling expenses, and shipping expenses. Included in selling and marketing expenses are advertising costs, such as online advertising and event sponsorships, which were $2,850 and $2,291 in 2022 and 2021, respectively. Non-advertising-related components of the Company’s total marketing spending include costs associated with consumer promotions, product sampling, and creative content creation, which are also included in selling and marketing expenses. Also included in selling and marketing expenses are the costs to distribute products to customers and other shipping and handling activities, which were $6,077 and $7,239 in 2022 and 2021, respectively.

General and administrative expenses – General and administrative expenses are primarily comprised of administrative expenses, depreciation and amortization expenses, and other miscellaneous operating items.

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Soylent Nutrition, Inc.

Notes to Financial Statements (In Thousands, Except Share Data)

Property and equipment – The Company’s useful lives for property and equipment are as follows:

Leasehold improvements	Shorter of lease term or 10 years
Furniture and fixtures	5 years
Lab and office equipment	3 years
Computer equipment	3 years

Expenditures for repairs and maintenance are charged directly to expense when incurred.

Long-lived assets – Long-lived assets, including property and equipment, are reviewed by management for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be fully recoverable. When events or circumstances indicate that impairment may be present, management evaluates the probability that future undiscounted net cash flows received will be less than the carrying amount of the asset. If projected future undiscounted cash flows are less than the carrying value of an asset, then such assets are written down to their fair values. The Company uses a discounted cash flow (DCF) model to measure the impairment of fixed assets. A number of significant assumptions and estimates are involved in the application of the DCF model to forecast operating cash flows, which are largely unobservable inputs and, accordingly, are classified as Level 3 inputs within the fair value hierarchy. There was no impairment of long-lived assets as of December 31, 2022.

Intangible assets – Intangible assets with definite lives are amortized on a straight-line basis over their estimated useful lives. The Company reviews intangible assets with definite useful lives for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company tests intangible assets with indefinite lives annually for impairment and more frequently in the event of impairment indicators. There was no impairment of intangible assets as of December 31, 2022.

Fair value measurements – Fair value is defined as the amount that would be received upon sale of an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The authoritative guidance establishes a fair value hierarchy which prioritizes the types of inputs to valuation techniques that companies may use to measure fair value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1). The next highest priority is given to inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly (Level 2). The lowest priority is given to unobservable inputs in which there is little or no market data available and which require the reporting entity to develop its own assumptions (Level 3).

Level 1 – Unadjusted quoted prices in active markets accessible by the reporting entity for identical assets or liabilities. Active markets are those in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant value drivers are observable.

Level 3 – Valuations derived from valuation techniques in which significant value drivers are unobservable.

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Soylent Nutrition, Inc.

Notes to Financial Statements (In Thousands, Except Share Data)

The Company’s financial instruments include accounts receivable, accounts payable, accrued expenses, and Paycheck Protection Program Loan (“PPP Loan”), for which the carrying amounts approximate fair value due to the short-term maturity of these financial instruments.

Significant customers – Revenue from two customers amounted to approximately $26,007 or 43% of total revenues for the year ended December 31, 2022. Revenue from two customers amounted to approximately $31,516 or 50% of total revenues for the year ended December 31, 2021. Included in accounts receivable at December 31, 2022 and 2021, was $4,310 and $3,650 due from these customers, respectively.

Significant suppliers – Purchases from three major suppliers accounted for approximately 80% and 86% of inventory purchases for the years ended December 31, 2022 and 2021, respectively. Included in accounts payable at December 31, 2022 and 2021, is $4,665 and $529 due to these suppliers, respectively. Payment terms ranged from 30–45 days. There are no future purchases commitment agreements with suppliers.

Income taxes – The Company is subject to federal and state income taxes. The Company uses the liability method of accounting for income taxes as set forth in the authoritative guidance for accounting for income taxes. Under this method, the Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the respective carrying amounts and tax basis of assets and liabilities. A valuation allowance is established against the portion of deferred tax assets that the Company believes will not be realized on a more likely than not basis.

With respect to uncertain tax positions, the Company recognizes in its financial statements those tax positions determined to be more likely than not of being sustained upon examination, based on the technical merits of the positions. The Company’s policy is to recognize, when applicable, interest and penalties on uncertain tax positions as part of income tax expense.

Sales tax – The Company collects taxes from certain customers. Sales tax collected is recorded as a liability until the taxes are remitted to the appropriate authorities.

Contingencies – The Company is subject to a range of claims, lawsuits, and administrative proceedings that arise in the ordinary course of business. The Company accrues a liability (which amount includes litigation costs expected to be incurred) and charges operations for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. Estimating liabilities and costs associated with these matters requires significant judgment based upon the professional knowledge and experience of management and its legal counsel.

Equity-based compensation – The Company recognizes compensation expense resulting from employee share-based payments on a straight-line basis over the vesting period. The Company uses the Black-Scholes option-pricing model to estimate the fair value of stock options at the measurement date. Grant date is deemed to be the appropriate measurement date for stock options issued to employees.

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Soylent Nutrition, Inc.

Notes to Financial Statements (In Thousands, Except Share Data)

The Company has a stock option vesting schedule defined in the 2014 Stock Plan. In addition, there are other Board of Directors-approved vesting schedules that have varying vesting lengths of time and acceleration clauses. The vesting schedules are used in the Black-Scholes option-pricing model to determine the compensation expense. The vesting schedules do not include performance-based vesting conditions. The use of the Black-Scholes option-pricing model requires the use of subjective assumptions, including the fair value and projected volatility of the underlying common stock and the expected term of the award.

Transactions with nonemployees in which goods or services are the consideration received for the issuance of stock options are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date on which it is probable that performance will occur.

Change in accounting policy – In February 2016, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842). Lessees will be required to recognize assets and liabilities on the balance sheet for the rights and obligations created by all leases with terms of more than 12 months. For all non-public entities, the standard is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company adopted this accounting pronouncement with an initial application date of January 1, 2022. The effects of the accounting pronouncement did not have an impact on the Company’s reported financial results or financial disclosures.

Subsequent events – Subsequent events are events or transactions that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The Company recognized in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Company’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before the financial statements are issued or are available to be issued.

The Company has evaluated subsequent events through April 7, 2023, which is the date the financial statements were available to be issued.

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Soylent Nutrition, Inc.

Notes to Financial Statements (In Thousands, Except Share Data)

Note 3 – Property and Equipment

Property and equipment consisted of the following at December 31, 2022 and 2021:

	2022	2021
Lab equipment	$38	$56
Computer equipment	153	152
	191	208
Less: accumulated depreciation and amortization	182	192
	$9	$16

Depreciation expense on these assets for the years ended December 31, 2022 and 2021, was $7 and $26, respectively, all of which is recorded in general and administrative expenses in the accompanying statements of operations.

Note 4 – Intangible Assets

Intangible assets are stated at cost and amortization expense is calculated using the straight-line method over the estimated useful lives of the assets. A summary of intangible assets as of December 31, 2022 and 2021, is as follows:

	2022	2021
Domains	$126	$126
Trademarks	122	122
Software	259	259
Total intangible assets	507	507
Less: accumulated amortization	385	368
Intangible assets, net	$122	$139

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Soylent Nutrition, Inc.

Notes to Financial Statements (In Thousands, Except Share Data)

Amortization expense on these intangible assets for the years ended December 31, 2022 and 2021, was $17 and $16, respectively, all of which is recorded in general and administrative expenses in the accompanying statements of operations. Estimated amortization expense for the future fiscal years is as follows:

2023	$17
2024	17
2025	17
2026	17
2027	17
Thereafter	37
Total	$122

Note 5 – Accrued Expenses

Accrued expenses consisted of the following at December 31, 2022 and 2021:

	2022	2021
Accrued employee-related expenses	$519	$926
Other accrued expenses	458	949
	$977	$1,875

Note 6 – Loan Payable

Loan payable – In March 2021, the Company was granted a second PPP Loan offered by the SBA under the Coronavirus Aid, Relief, and Economic Security (CARES) Act, Section 7(a)(36) of the Small Business Act for approximately $765. The loan bears interest at 1% with no payments due for the first 10 months, after the end of the covered period. Monthly payments of principal and interest ranging from approximately $86–$96 begin in September 2021 and continue through maturity in March 2023, if required. All remaining principal and accrued interest is due and payable upon maturity. The loan is subject to partial or full forgiveness if the Company uses all proceeds for eligible purposes, maintains certain employment levels, and maintains certain compensation levels in accordance with and subject to the CARES Act and the rules, regulations, and guidance. The Company applied for and has been notified that the full amount of $765 in eligible expenditures for payroll expenses described in the CARES Act has been forgiven for the year ended December 31, 2022. Loan forgiveness is reflected as a component of other income in the accompanying statements of income.

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Soylent Nutrition, Inc.

Notes to Financial Statements (In Thousands, Except Share Data)

Note 7 – Stockholders’ Equity

As of December 31, 2022 and 2021, the Company’s shares consisted of 175,000,000 authorized shares of common stock, par value $0.000001 per share (the “Common Stock”), of which 106,916,091 and 104,529,961 were issued and outstanding, and 41,096,182 shares of preferred stock, of which 19,437,097 of Series A Preferred Stock par value $0.000001 per share and 21,659,085 of Series B Preferred Stock par value $0.000001 were issued and outstanding, respectively. The Company has not declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock.

Preferred stock (Series A and Series B) – In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company or any deemed liquidation event, (i) the holder of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the proceeds and assets of the Company, prior and in preference to any distribution of the proceeds of such liquidation event to the holders of a more subordinated equity instrument, an amount per share equal to $1.12371 (as adjusted for stock splits, stock dividends, etc.) plus declared but unpaid dividends, and (ii) the holders of shares of Series B Preferred Stock shall be entitled to receive, prior and in preference to, any distribution of the assets of the Company to the holders of Common Stock, an amount per share equal to $2.3085 per share.

If upon such liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the Preferred Stock shareholders the full amount to which they shall be entitled, the Preferred Stock shareholders shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The Series A Original Issue Price is $1.12371 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series A Preferred Stock. The Series A Preferred Stock is entitled to a non-cumulative annual dividend of $0.06742 per share, when, as, and if declared by the Board of Directors of the Company. The Series B Preferred Stock is entitled to receive dividends, on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend at a rate of 6% of the Series A Price or the Series B Price, per annum on each outstanding share of Preferred Stock.

After payment of such dividends, any additional dividends shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, and Common Stock pro rata based on the number of shares of Common Stock then held by each holder. Shares of the Series A Preferred Stock also participate in the dividend declared to the holders of Common Stock on an as-if converted to Common Stock basis. The Series A Preferred Stock is convertible, at the option of the holder, at any time after issuance, into the number of fully paid shares of Common Stock that results from dividing the original issue price of the Series A Preferred Stock by the conversion price in effect at the time of conversion.

The Series A Preferred Stock will automatically be converted, at the then-effective conversion price, upon the earlier of: (i) the closing of sale of shares of Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under Securities Act of 1933, with aggregate gross proceeds not less than $50,000,000, before deduction of underwriting discounts and commissions, or (ii) a vote or written consent of majority of the then-outstanding shares of Preferred Stock.

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Soylent Nutrition, Inc.

Notes to Financial Statements (In Thousands, Except Share Data)

The initial conversion price of the Preferred Stock is its original issue price. The conversion price is subject to adjustment for certain stock dividends, stock splits, combinations, or other similar recapitalizations to adjust for the dilutive or accretive effects of such transactions.

Additionally, in the event the Company issues additional shares of Common Stock (including warrants, options, rights, or convertible securities that are convertible into or exchangeable for shares of common stock) that are not “Exempted Securities” under the Certificate of Incorporation, without consideration or for a consideration per share that is less than the conversion price of the Preferred Stock in effect immediately prior to such issuance, the conversion price shall be adjusted (the “Down Round Protection”).

The conversion features were determined to be clearly and closely related to the Series A Preferred Stock which has an equity host. The Down Round Protection is a contingent beneficial conversion feature which may require recognition of a beneficial conversion feature if the newly reduced effective conversion price of the Preferred Stock is less than the commitment date price of the Common Stock, but would not be recognized until the contingency is resolved.

Stock-based compensation plan – The Company grants stock options to its employees, as well as nonemployees, under the Company’s 2014 Stock Plan. The shares authorized under the 2014 Stock Plan are 24,645,874. Options granted have a variety of different vesting terms and have a contractual life of

10 years.

The following tables summarize the Company’s stock option activities during the years ended December 31, 2022 and 2021:

	Number of Share Options	Exercise Price Per Share	Weighted-Average Fair Value	Remaining Weighted-Average Contractual Life
Outstanding at December 31, 2020	8,805,640	$0.192	$0.418	5.88
Options granted	790,000	0.010	0.004	8.02
Options forfeited or expired	(779,770)	0.345	0.161	-
Outstanding as of December 31, 2021	8,815,870	0.175	0.411	5.08
Exercisable as of December 31, 2021	7,603,366	$0.202	$0.449	4.53

	Number of Share Options	Exercise Price Per Share	Weighted-Average Fair Value	Remaining Weighted-Average Contractual Life
Outstanding at December 31, 2021	8,815,870	$0.175	$0.411	5.08
Options granted	640,000	0.030	0.014	8.46
Options exercised	(2,386,130)	0.010	0.030	-
Options forfeited or expired	(373,666)	0.310	0.010	-
Outstanding as of December 31, 2022	6,696,074	0.238	0.531	3.74
Exercisable as of December 31, 2022	5,785,176	$0.270	$0.590	2.93

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Soylent Nutrition, Inc.

Notes to Financial Statements (In Thousands, Except Share Data)

Compensation expense related to employee equity-based awards is measured and recognized in the financial statements based on the fair value of the awards. The fair value of each option granted for employees has been estimated as of the date of the grant using the Black-Scholes option-pricing model. Equity-based compensation expense is recognized on a straight-line method over the requisite service period, which is typically the vesting period of the award.

Equity-based awards issued to nonemployees are accounted for at fair value determined by using the Black-Scholes option-pricing model. The fair value of each nonemployee equity-based award is re-measured each period until a commitment date is reached, which is generally the vesting date.

The following table sets forth the weighted average assumptions used to estimate the fair value of options granted during the years ended December 31, 2022 and 2021:

	2022	2021
Risk-free interest rate	3.00%	0.91%
Expected term in years	6	6
Volatility	43.00%	47.00%
Dividend yield	-%	-%

Risk-free interest rate – The yield on actively traded non-inflation indexed U.S. Treasury notes with the same maturity as the expected term of the underlying options was used as the average risk-free interest rate.

Expected term – The expected term of options granted to employees during the years ended December 31, 2022 and 2021, was determined based on management’s expectations of the options granted, which are expected to remain outstanding. The expected term for options granted to nonemployees is equal to the remaining contractual life of the options.

Expected volatility – As the Company is a private entity, there is not a substantive share price history to calculate volatility and, as such, the Company has elected to use an approximation based on the volatility of other comparable public companies, which compete directly with the Company, over the expected term of the options.

Dividend yield – The Company has not issued regular dividends on common shares in the past, nor does the Company expect to issue dividends in the future.

Forfeiture rate – The Company has adopted ASU No. 2016-09, Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and has elected to account for forfeitures as they occur.

During the years ended December 31, 2022 and 2021, the Company recorded $175 and $381 of stock-based compensation expense related to options issued to employees and nonemployees, respectively. The weighted-average grant date fair value of options granted in 2022 and 2021 was $0.004. As of December 31, 2022, there was $9,378 in unrecognized compensation expense related to nonvested share-based compensation arrangements. That expense is expected to be recognized over a weighted-average period of 1.06 years.

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Soylent Nutrition, Inc.

Notes to Financial Statements (In Thousands, Except Share Data)

Note 8 – Commitments and Contingencies

Litigation – From time to time, the Company is involved in various routine legal proceedings incidental to the conduct of its business. Management does not believe that any of these legal proceedings will have a material adverse impact on the business, financial condition, or results of operations of the Company.

Note 9 – Income Taxes

Federal and state income tax expenses for the years ended December 31, 2022 and 2021, are $34 and $0, respectively. The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities are as follows:

	2022	2021
Deferred tax assets
Net operating loss carryforwards	$10,936	$11,171
Tax credits	1,676	1,482
Accruals, reserves, and others	315	737

Gross deferred tax assets	12,927	13,390

Deferred tax liabilities
Depreciation	(2)	(4)
Others	(31)	(70)

Gross deferred tax liabilities	(33)	(74)

Net deferred tax assets before valuation allowance	12,894	13,316

Valuation allowance	(12,894)	(13,316)

Net deferred tax asset after valuation allowance	$-	$-

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Soylent Nutrition, Inc.

Notes to Financial Statements (In Thousands, Except Share Data)

A reconciliation between the effective tax rate and the statutory tax rate for the years ended December 31, 2022 and 2021, are as follows:

	2022	2021
Statutory federal tax rate	21.0%	21.0%
State income taxes, net	5.7%	9.3%

Expected effective tax rate	26.7%	30.3%

PPP loan forgiveness	-9.8%	-8.2%
Change in valuation allowance	-25.7%	-57.8%
Other permanent differences	-0.2%	1.7%
R&D tax credits, net	0.0%	1.2%
Prior year true-ups	11.1%	32.8%
	2.1%	0.0%

The Company has established a full valuation allowance against its deferred tax assets due to the uncertainty surrounding realization of these assets. Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance was decreased by $422, decreased by $2,745, and increased by $618, during the years ended December 31, 2022, 2021, and 2020, respectively.

As of December 31, 2022 and 2021, the Company had net operating loss carryforwards for federal tax purposes of approximately $43,876 and $45,272, respectively. The federal net operating losses do not expire.

As of December 31, 2022, the Company had research and development tax credit carryforwards of approximately $815 and $682 for federal and California state income tax purposes, respectively. As of December 31, 2021, the Company had research and development tax credit carryforwards of approximately $815 and $653 for federal and California state income tax purposes, respectively. The federal tax credit carryforward begins expiring in 2032, and the state credits carryforward indefinitely.

Under Section 382 of the Internal Revenue Code of 1986, as amended, the Company’s ability to utilize net operating losses or other tax attributes such as research tax credits in any taxable year may be limited if the Company experiences, or has experienced, an “ownership change.” A Section 382 “ownership change” generally occurs if one or more stockholders or groups of stockholders, who own at least 5% of the Company’s stock, increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Similar rules may apply under state tax laws. The Company may in the future experience one or more Section 382 “ownership changes.” If so, the Company may not be able to utilize a material portion of its net operating losses and tax credits, even if the Company achieves profitability.

The Company did not have any unrecognized tax benefits (UTBs) or accrued interest and penalties as of December 31, 2022 or 2021. All of the deferred tax assets are fully offset by a valuation allowance.

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Soylent Nutrition, Inc.

Notes to Financial Statements (In Thousands, Except Share Data)

The Company files U.S. federal and state income tax returns with varying statues of limitations. The tax years from inception in 2012 will remain open to examination due to the carryover of the unused net operating losses and tax credits. The Company does not have any tax audits or other proceedings pending.

The Company does not expect any material changes to the estimated amount of liability associated with its uncertain tax positions within the next 12 months.

Note 10 – Employee Benefit Plan

The Company allows employees to participate in a 401(k) plan, which is managed by a third party. The Company matches 100% of the employee’s contributions, up to 4% of their total compensation, subject only to annual limitations as defined in the Internal Revenue Code. For the years ended December 31, 2022 and 2021, the Company made matching contributions to the 401(k) plan of $109 and $99, respectively. This contribution amount is recorded in the statements of operations as a component of general and administrative expense.

Note 11 – Subsequent Event

On February 14, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Starco Brands, Inc., a Nevada corporation (“Acquiror”) and its wholly-owned subsidiary Starco Merger Sub I, Inc. a Delaware corporation (“Merger Sub”). Pursuant to the Merger Agreement, on February 15, 2023 Merger Sub merged with and into the Company and the Company became a wholly-owned subsidiary of Acquiror. The merger was a cash and stock deal. Acquiror is a publicly traded company on the OTC Markets Group OTCQB tier (OTCQB:STCB) and shares of the Acquiror’s Class A common stock, valued for purposes of the Merger Agreement at $0.35 per share, were issued as consideration.

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